Presentation to the Board of Directors January 17, 2005 Banc of America Securities provides investment banking and securities products domestically and offshore. Other products and services, including products and services that may be referenced in the accompanying materials, may be provided through affiliates of Banc of America Securities. Banc of America Securities prohibits employees from offering a favorable research rating or specific price target or changing a rating or target to get a mandate and Banc of America Securities prohibits research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investor clients. Copyright 2004 Banc of America Securities LLC. Banc of America Securities LLC, member NYSE/NASD/SIPC, is a subsidiary of Bank of America Corporation. Project Alphabet NOTE: THIS DOCUMENT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. PORTIONS OF THIS DOCUMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAVE BEEN REDACTED AND ARE MARKED HEREIN BY "***". SUCH REDACTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO THE CONFIDENTIAL TREATMENT REQUEST.

These materials are based solely on information contained in publicly available documents and certain other information provided by the managements of L and U. Banc of America Securities LLC ("BAS") has had discussions with certain senior officers of L and U, but does not assume responsibility for the accuracy, completeness or reasonableness of information provided to BAS in such discussions or otherwise and has not attempted independently to investigate or verify such publicly available information, projections, or other information provided to BAS and included herein or otherwise used. With respect to the projections included herein, we have been directed by the management of L to rely on certain publicly available projections and we have assumed that, in the good faith belief of the management of L, such forecasts reflect the best currently available estimates of the future financial performance of L and U. BAS, with your consent, has relied, without independent investigation, upon the accuracy, completeness and reasonableness of such publicly available information and upon the managements of L and U with respect to such projections and other information provided to BAS. Projections involve elements of subjective judgment and analysis, and there can be no assurance that such projections will be attained. BAS independently has not attempted to investigate or to verify such publicly available information, or other information provided to BAS and included herein or otherwise used. BAS expresses no opinion as to such projections or the assumptions underlying them. These materials are being furnished and should be considered only in connection with the oral briefing being provided by BAS in connection herewith. The preparation of these materials was completed on January 15th, 2005. These materials are intended for the benefit and use of L and may not be reproduced, disseminated, quoted or referred to, in whole or in part, or used for any other purpose, without the prior written consent of BAS.

Table of Contents Transaction Overview Relative Value Considerations

I. Transaction Overview

L has reached tentative agreement with the Special Committee of U and its advisors regarding the terms of a transaction by which L will consolidate the 45.8%(a) minority interest of U In the proposed transaction, U minority stockholders will receive the following: 0.2155 shares of L Class A common stock, or, at their election, $9.58 / share in cash, up to a maximum of 20% of value of overall consideration received by U minority stockholders in the aggregate The transaction will be structured as an IRS 351 transaction, via the formation of a new holding company Tax-free transaction Ten-member Board with five members from each of L and U's Boards CEO of U will become CEO of merged entity Transaction is subject to, among other customary conditions, the following: Affirmative vote of a majority of minority U stockholders Majority vote of L stockholders (M executed an agreement to vote his 26.5% voting stake in favor of the transaction) The transaction is beneficial to both companies' stockholders The combination creates one of the largest owners and operators of broadband communications systems outside the US More than 25 million RGUs; Market capitalization in excess of $10 billion; Over $1.5 billion in pro forma EBITDA; and Well-capitalized with a strong balance sheet Simplified corporate and ownership structure Realization of operating synergies Elimination / reduction of L's holding company discount Transaction Summary Estimated, pro forma for U stock acquisition of L interest in Metropolis.

Transaction Summary TRANSACTION SUMMARY (in millions, except per share amounts) Current Price Per Share (1/14/05) Implied Exchange Ratio: U/L L/U Premium to: Current (1/14/05) 1 Month Prior (12/14/04) 3 Months Prior (10/15/04) 6 Months Prior (7/14/04) Spin-OffDate (6/2/04) Current Fully-Diluted Shares Outstanding U Minority Shares Outstanding Equity Value Adjusted Enterprise Value'(b)' Adjusted Enterprise Value / 2005E EBITDA (b) Total Merger Consideration Value for U Minority Stockholders Pro Forma Ownership: New L Class A Shares Issued L Stockholders' Pro Forma Economic Ownership U Minority Stockholders' Pro Forma Economic Ownership Proposed Trai Current Current All Stock $43.69 $9.64 $9.42 0.220Gx 0.2155X 4.5322x 4.6 404x -- 11.2% 31.7% (2.3%) 44.1% 8.6% 29.4% 28.6% 40.7% 26.4% 174 307(a) 807(a) -- 366 366 $7.590 $7,781 $7,599 -- 10,908 10.726 -- 9.4x 9.2x -- $3,449 81 68% 32% (a) Estimated, pro forma for U stock acquisition of L interest in Metropolis. Cable-only, adjusted for value of public securities and unconsolidated assets. Assumes maximum 20% cash consideration is received by U stockholders.

Source: Company information and Wall Street research. Note: Based on U stock price of $9.64 and L stock price of $43.69 as of January 14, 2005. (a) Cable-only, adjusted for value of public securities and unconsolidated assets. Transaction Structure CONFIDENTIAL Options For U Stockholders At present, the cash consideration is at a premium to the stock consideration; above an L stock price of $44.45, the stock consideration will be more attractive than the cash election (in millions, except par share amounts) Consideration Implied Received per Value per U Share U Share Premium / (Discount) to 1-Month Current Prior Price Implied Exchange Ratio U / L L / U Implied 2005E EBITDA Multiple (a) 9.2x 9.4x 0.2155X L Stock $9.58 Cash $9.42 $9.58 (2.3%) (0.6%) 8.6% 10.5% 0.2155x 0.2193x 4.6404x 4.5605x % of U Stockholders Weighted Avg. Premium / Premium / L Shares Total Consideration L Ownership of Exercising Cash Consideration (Discount) (Discount) Issued Stockholders to U Combined Entity Election PER U Share to Current to 1 Month Prior to U L Stock Cash Total Economic Voting 0% $9.42 (2.3%) 8.6% 79 $3,449 $0 $3,449 69% 76% 5% 9.42 (2.2%) 8.7% 75 3,277 175 3,452 70% 77% 10% 9.43 (2.2%) 8.8% 71 3,104 351 3,455 71% 78% 15% 9.44 (2.1%) 8.9% 67 2,932 526 3,458 72% 79% 20% 9.45 (2.0%) 9.0% 63 2,759 702 3,461 73% 80% OR MORE BANE OF AMERICA

Relative Stock Price Performance Indexed Stock Performance Post L Spin-Off Summary Stock Performance 13.9% (a) 11.8% (b) 13.8% 29.4% Source: FactSet Research Systems, Inc. US Cable Index includes Cablevision, Charter, Comcast, Insight and Mediacom. European Cable Index includes NTL and Telewest. U's stock price has outperformed L and the cable peer group since L's spin-off in June 2004 12/14/04 Last trading day prior to initiation of transaction discussions between L and U

CONFIDENTIAL Historical Exchange Ratio Analysis Historical Exchange Ratio (U / L) Summary Statistics O.2255x 0.2155 0.2055 0.1955 0.1755 12/14/04 6/2/04 6/22/04 7/13/04 8/2/04 8/23/04 9/12/04 10/3/04 10/23/04 11/13/04 12/3/04 12/24/04 1/14/05 Average Exchange Ratio Premium (Discount) Implied U Stock U/L L/U to Current Exchange Ratio Price Current 0.2206x 4.5322x - $9.64 1-Month 0.2087x 4.7923x (5.4%) 9.12 3-Months 0.2060x 4.8555x (6.7%) 9.00 Since Spin-Off 0.2054x 4.8696x (6.9%) 8.97 High (7/20/04) 0.2239x 4.4661x 1.5% 9.78 Low (9/30/04) 0.1853x 5.3972x (16.0%) 8.09 Note: Assumes U stock price of $9.64 and L stock price of $43.69 as of 1/14/05. The proposed 0.2155x exchange ratio is at the high end of the range of exchange ratios implied by the market prices of U and L since June 2004 12/14/04 Last trading day prior to initiation of transaction discussions between L and U Banc of America Securities

II. Relative Value Considerations

Relative Value Considerations Historical Stock Price Performance Analysis of Premiums Paid Relative Value (a) Implied Exchange Ratio Summary U / L Exchange Ratio 10% - 25% squeeze-out premium to one-month prior exchange ratio 10% - 25% squeeze-out premium to current exchange ratio High and low exchange ratio since L spin-off U valued at public market price as of 1/14/05 U valued using comparable company trading multiples U valued using DCF methodology L / U Exchange Ratio 6.4309x 5.6980x 5.1151x 4.6404x 4.2463x 3.9139x 3.6298x 3.3841x Exchange Ratio prior to initiation of transaction discussions (12/14/04): 0.1914x / 5.2249 Deal Exchange Ratio: 0.2155x / 4.6404x 5.3972x 4.4661x 5.3035x 4.2428x 4.7499x 4.1799x 4.1201x 3.6257x 5.5272x 4.4218x Based on a sum-of-the parts valuation for L with a 0 - 20% HoldCo discount and U valued as indicated. 5.1086x 4.0869x

Public Market Valuation Financial Performance (in millions, except per share amounts) Relative Value Considerations Source: Company information and Wall Street research. Pro forma for repurchase of 3 mm shares from Comcast. Pro forma for shares issued to L as consideration for acquisition of L stake in Metropolis. Calculated as attributable net debt proportional to L ownership in its subsidiaries. Comparative Trading Analysis Current Share Price (01/14/05) $43.69 $9.64 Fully Diluted Shares Outstanding 174 (a) % from U 807 (b) Equity Value $7,590 55.1% $7,781 Plus: Net Debt $783 (c) $3,642 Enterprise Value $8,374 $11,422 Less: Unconsolidated & Public Investments ($242) ($514) Adjusted Enterprise Value $8,132 $10,908 L Proportionate '05 - '08 '05 - '08 Ownership % 2005E 2008E CAGR 2005E 2008E CAGR EBITDA U 53.8% $625 $779 8% $1,161 $1,448 8% JCOM 45.4% *** *** ***% JPC 50.0% *** *** ***% L Cablevision PR 100.0% *** *** ***% Total EBITDA $966 $1,384 13% $1,161 $1,448 8% Adjusted Enterprise Value / EBITDA 8.4x 9.4x L U

Relative Value Considerations Relative Value Considerations Historical Stock PricG Performance and Exchange Ratio Analysis Implied U Price Implied Stock for stock Tranaction Premuin to Current L U Exchange Ratio Based on Current (a)l L Close Trans Stock Price Exchange Ratio Period Dates Price Price U/L L/ U Stock Proposed Transaction (stock-for-stock) -- -- -- 0.2155X 4.6404X $9.42 (2.3%) (2.3%) Proposed Transaction (cash) -- -- - 0.2193X 4.5605x 9.58 2.5% 1.8% Current 1/14/05 $43.69 $9.64 0.2206X 4.5322X 9.64 8.6% 12.6 1-Week Prior 1/7/05 43.41 9.19 0.2117X 4.7236X 9.25 1-Month Prior 12/14/04 45.30 8.67 0.1914X 5.2249x 8.36 8.6% 5.6% 2-Months Prior 11/15/04 40.20 8.20 0.2040X 4.9024X 8.91 14.8% 2.2% 3-Months Prior 10/15/04 34.72 7.32 0.2108X 4.7432X 9.21 28.6% 11.1% Spin-Off Date 6/2/04 38.40 7.45 0.1940x 5.1544X 8.48 26.4% (0.6%) 1-Week Average 1/7/05 - 43.27 9.38 0.2168X 4.6135X 9.47 0.4% 3.3% 1/14/05 1 -Month Average 12/14/04 - 1/14/05 45.08 9.40 0.2087X 4.7923X 9.12 0.2% 6.0% 2-Month Average 11/15/04 - 1/14/05 43.91 8.93 0.2034X 4.9169X 8.89 5.4% 4.6% 3-Month Average 10/15/04 - 1/14/05 41.35 7.58 0.2060X 4.8555X 9.00 24.2% 4.9% Since Spin-Off Average 6/2/04 - 36.93 7.58 0.2054X 4.8696X 8.97 24.2% 4.9% 1/14/05 Since Spin-off High 9/30/04 33.36 7.47 0.2239x 4.4661x(b) 9.78 26.0% (3.8%) Since Spin-off Low 7/20/04 34.92 6.47 0.1853x 5.3972x(c) 8.09 45.5% 16.3% (a) Exchange ratios are based on average exchange ratio over the indicated time period vs. taking average stock prices to determine the exchange ratio. Reflects the date after the L spin-off on which the U / L exchange ratio reached its high. Reflects the date after the L spin-off on which the U / L exchange ratio reached its low. Historical Stock Price Performance and Exchange Ratio Analysis

CONFIDENTIAL Relative Value Considerations Wall Street Research Analyst Target Prices Premium to Current Broker Report Date Target Share Price (1/14/05) U Morgan Stanley 1/14/2005 $11.00 14.1% Stifel Nicolaus 11/11/2004 13.00 34.9% Janco Partners 11/8/2004 12.43 28.9% Independent Research Group 9/22/2004 11.00 14.1% L Stifel Nicolaus 12/6/2004 $51.00 16.7% Independent Research Group 12/8/2004 49.00 12.2% Bear Stearns 12/2/2004 41.00 (6.2%) Fulcrum Global Partners 11/16/2004 NA NA U Target Median L Target Exchange Ratio (a) Share Price Share Price U/L L/U Low $11.00 $49.00 0.2245x 4.4545x High 13.00 49.00 0.2653x 3.7692x (a) Calculated based on median L target share price of $49.00. Banc of America

CONFIDENTIAL Relative Value Considerations Analyst Views on L Holding Company Discount Report L Price on Target NAV Premium / (Discount) to NAV (a) Broker Date Report Date Price Price (a) Target Price Market Price (b) Analyst Commentary Independent Research Group 12/8/2004 $43.88 $49.00 $54.10 (9%) (19%) 10% HoldCo discount to NAV due to broad array of partial interest Stifel, Nicolaus & Company 12/6/2004 43.37 51.00 56.81 (10%) (24%) Lower discount than LMC due to higher mix of operating assets. Target price previously based on 15% holding company discount to NAV Bear Steams 12/2/2004 43.68 41.00 41.89 (2%) 4% NA Fulcrum Global Partners 11/16/2004 40.20 NA 44.34 NA (9%) Given L's holding company structure, we believe the best method to value the Company is based on a discount to its calculated NAV Median $49.00 $49.22 (9%) (14%) Low 41.00 41.69 (10%) (24%) High 51.00 56.81 (2%) 4% Source: Wall Street research and Factset. (a) NAV stands for Net Asset Value. (b) Market prices as of date stated in report. Banc of America Securities 15

Relative Value Considerations % of Target Owned by Form of Deal Size Premium (%)(a)(b) Announcement Date Acquiror Target Acquiror Consideration Status ($MM) One Day One Week One Month January 10, 2005 News Corp Fox Entertainment 82% Stock Pending $5,860 10.9% 10.8% 14.3% August 2, 2004 CCX Enterprises Inc Cox Comm 62 Cash Completed 7.,00 26.0 24.6 25.2 April 9, 2003 (c) InterActive Corp Hotels.com 68 Stock Completed 1,112 14.3 13.4 41.8 March 19, 2003(c) InterActive Corp Expedia Inc 59 Stock Completed 3,309 29.2 37.0 73.4 August 10, 2002 (c) InterActive Corp Ticketmaster 64 Stock Completed 732 20.4 (3.4) (4.3) February 15, 2002 Xcel Energy Inc NRG Energy Inc 74 Stock Completed 547 28.6 34.0 (17.9) February 4, 2002 Limited Inc Intimate Brands Inc 84 Stock Completed 1,660 10.2 18.0 39.9 June 6, 2001 Liberty MutuaI Insurance Liberty Financial Cos 70 Cash Completed 536 24.8 40.1 40.4 February 15, 2001 Westfield America Trust Westfield America Inc 78 Cash Completed 1,051 12.5 11.7 14.5 September 21, 2000 Ford Motor Co Hertz Corp 82 Cash Completed 734 46.4 42.7 12.0 August 30, 2000 AXA Group AXA Financial Inc 60 Stock & Cash Completed 11,189 13.0 18.1 54.4 August 15, 2000 Viacom Inc Infinity Broadcasting 64 Stock Completed 13,649 19.2 13.5 14.1 August 14, 2000 News Corp Ltd BHC Comm Inc 76 Stock & Cash Completed 888 24.7 21.5 17.1 March 17, 2000 BP Amoco PLC Vastar Resources Inc 81 Cash Completed 1,576 16.2 35.0 69.4 January 31, 2000 Thermo Electron Corp Thermo Instrument Sys 85 Stock Completed 832 (12.0) (21.4) 14.6 May 7, 1999 McDermott Int'l Inc J Ray McDermott SA 63 Cash Completed 515 16.8 13.1 19.3 June 26, 1997 Rhone-Poulenc SA Rhone-Poulenc Rorer Inc 65 Cash Completed 4,832 22.1 22.8 29.3 August 25, 1995 Berkshire Hathaway Inc GEICO Corp 53 Cash Completed 2,349 25.6 23.1 25.3 April 7, 1995 McCaw Cellular Comm LIN Bdcstg 52 Cash Completed 3,209 6 9 6.7 1.3 All Stock Deals (Exchange Ratio Premium) All Deals (Stock Price Premium] 1-Day 1-Week 1-Month 1-Day 1-Week 1-Month Median 19.2% 13.5% 14.6% Median 19.8% 19.8% 22.2% Average 15.7% 13.0% 73.4% Average 19.2% 19.5% 26.1 % High 29.2% 37.0% 73.4% High 46.4% 42.7% 73.4% Low (12.0%) (21.4%) (17.9%) Low (12.0%) (21.4%) (17.9%) Source: SDC and public information. Data for squeeze out transactions from January 1, 1995 to current with transaction value over $500 million. News Corp / Fox Entertainment transaction is excluded from average and median calculations. Premiums for all stock deals calculated on an exchange ratio basis, while all other deals are calculated on a price premium. Premiums based on date of amended offers (dates as listed) as IACI's original announcement on June 3, 2003 was withdrawn on June 5, 2002. Analysis of Selected Precedent Squeeze Outs (Greater than $500 million)

Relative Value Considerations L Sum-of-the-Parts valuation assuming U stake is valued at current market value Source: Wall Street research, Factset, Company filings and Company information. ($ in millions) L % Attributable BAS Valuation Ownership Equity Value to L $ % of Total BAS Valuation Methodology Estimated Cash Balance 100% $1,470 $1,470 ***% Face value ABC Family Preferred 100% 317 317 ***% Face value, net of estimated tax on gain Other 100% 306 306 ***% Face value Total $2,092 $2,092 ***% Face value U 54% $4,185 $4,185 ***% Market value News Corp. < 1% 63 63 ***% At market, net of estimated tax on gain The Wireless Group 27% 36 36 ***% Market value Total $4,284 $4,284 ***% Low High J-COM 45% $ *** - $ *** $ *** ***% 9x - 10x attributable 2005E EBITDA and DCF JPC 50% *** - *** *** ***% 10x - 12x attributable 2005E EBITDA L Cablevision PR 100% *** - *** *** ***% 8x - 9x 2005E EBITDA TyC 66% *** - *** *** ***% 6x - 8x 2005E EBITDA Pramer 100% *** - *** *** ***% 6x - 8x 2005E EBITDA Other various *** - *** *** ***% At cost Total $2,388 $2,765 $2,506 ***% Estimated Net Asset Value $8,764 - $9,141 $8,882 100% Per Share $50.45 - $52.62 $51.13 100% Cash & Equivalents Public Assets Private Holdings

Relative Value Considerations L's holding company discount using various valuation methodologies for U Relative Value Considerations Us holding company discount using various valuation methodologies for U (3 in millions} U Valuation Based On: Current Market Share Price of $9.64 as of 1/14/05 Illustrative Implied Premium/ Implied Exchange Ratio HoldCo L Share (Discount) Discount Price to Current U/L L/U 0% 10% $51.13 17% 0.1S86X 5.3035X 46.01 5% 0.2095X 4.7732X $43.69 0% 0.2206X 4.5322X 15% 20% 40.90 (6%) 4.2428X 0.2357X Current Holding Company Discount to L Trading Value Source: Wall Street research, Factset, Company filings and Company information. (a) Valued atfl.9x2005E EBITDA. based on median trading multiples for US cable ccmpanies Source: Wall Street research, Factset, Company filings and Company information. (a) Valued at 8.9x 2005E EBITDA, based on median trading multiples for US cable companies.

Selected Publicly Traded Company Analysis Source: Factset, Wall Street research and company filings. Stock prices as of January 14, 2005. All multiples are adjusted for non-cable and/or unconsolidated assets per Wall Street research. U multiple is based on current market share price. CABLE ENTERPRISE VALUE / 2005E EBITDA (a) '05 US Median 8.9x '05 Euro Median 6.1x The multiple implied for U in this transaction is in line with the multiples of its comparable companies (b)

($ in millions, except per share amounts) Estimated Projected Fiscal Years ending CAGR December 31, PF 2004 2005E 2006E 2007E 2008E 2009E '04-'09 Net Sales $2,835 $3,207 $3,409 $3,630 $3,866 $4,101 8% % Growth NM 13% 6% 75S 6% 6% EBITDA 914 1,161 1,252 1,350 1,448 1,552 11% % Net Sates 32% 36% 37% 37% 37% 38% Key Assumptions LESS: Taxes @ 40%(a) (24) 0 0 0 0 0 Less: Capital Expenditures (426) (651) (574) (860) (582) (592) % of Net Sales 15% 20% 17% 16% 17% 14% Less: Change in Working Capital 46 63 17 7 6 0 Unlevered Free Cash Flow $512 $573 $695 $765 $794 $970 14% Discount Rate 8.0% 10.0% 12.0% Terminal EBITDA Multiple 8.0x 9.0x 10.0x 8.0x 10. 0x 8.0x 9.0x 10.0x 9.0x Terminal Value $12,419 $13,972 $15,524 $12,419 $13,972 $15,524 $12,419 $13,972 $15,524 PV of Terminal Value 8,452 9,509 10,565 7,711 8,675 9,639 7,047 7,928 8,809 PV of '05-'09 Cash Flows $2,978 $2,978 $2,978 $2,815 $2,815 $2,815 $2,665 $2,665 $2,665 Implied Cable Enterprise Value $11,430 $12,487 $13,543 $10,526 $11,490 $12,454 $9,712 $10,593 $11,474 (EV) SUMMARY Plus: Unconsolidated Asset Value 514 514 514 514 514 514 514 514 514 Adjusted Enterprise Value 11,945 13,001 14,058 11,041 12,005 12,969 10,227 11,108 11,989 Implied Value of Equity 8,303 9,360 10,416 7,399 8,363 9,327 6,585 7,466 8,347 Price per Share(b) $10.29 $11.60 $12.91 $9.17 $10.36 $11.56 $8.16 $9.25 $10.34 Premium to Current (c) 7% 20% 34% (5%) 7% 20% (15%) (4%) 7% Implied Cable EV/2005E EBITDA 9.8x 10.8x 11.7X 9.1X 9.9x 10.7x 8.4X 9.1x 9.9X Source: Wall Street research. (a) Company is not expected to be a tax payer during the projection period, per Wall Street research. (b) Assumes approximately 807.1 million fully-diluted shares outstanding, pro forma for stock acquisition of L's interest in Metropolis. (c) Current share price of $9.64 as of January 14, 2004.

Relative Value Considerations J-COM Illustrative Discounted Cash Flow (DCF) Analysis - Management Case Source: Company information, reflects 100% consolidated ownership unless otherwise specified. Calculated using US$ exchange rate of 0.0098 per ¥, as of January 14, 2005. ***